UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant
☒

Filed by a Party other than the Registrant
☐

Check the appropriate box:
☐
Preliminary Proxy Statement.

☐
Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐
Definitive Proxy Statement.

☒
Definitive Additional Materials.

☐
Soliciting Material Pursuant to § 240.14a-12.

FS Global Credit Opportunities Fund — ADV
FS Global Credit Opportunities Fund — T
FS Global Credit Opportunities Fund — A
FS Global Credit Opportunities Fund — D
FS Global Credit Opportunities Fund — T2

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

FSGCO

Generic proxy-lite voice mails

VM #1: Introductory / evergreen phone call

Hi, I’m contacting shareholders of FS Global Credit Opportunities Fund, to make sure you’re aware of an important fund proposal that requires your vote.

By now you’ve received proxy materials about the special meeting of shareholders on April 18th. I’m calling to ask you to vote in favor of the proposal, which will approve a new investment advisory agreement.

You can vote right now by pressing 1. If I’ve reached your voicemail, please call 844-858-7386 to vote today, or complete and return the proxy card by mail.

Voting only takes a moment – and will save time and energy by avoiding additional mailings and calls.

Thank you for your time and, most importantly, thank you for your vote.

VM#2: Reminder, please vote!

Hi, I’m calling shareholders of FS Global Credit Opportunities Fund. This is a reminder that we still haven’t received your vote on the proposal outlined in the proxy materials we sent. Your vote matters, regardless of the number of shares you own.

Voting is quick, and you can vote right now by pressing 1. If I’ve reached your voicemail, please call 844-858-7386 to vote today. Again, that’s 844-858-7386.

Thank you for your time and for your vote.

VM#3: Deadline is pending, need your vote now!

Hi, as a shareholder of FS Global Credit Opportunities Fund, your vote is urgently needed. I’m calling with a final reminder that your vote has not been counted on the proposal outlined in the proxy materials we sent.

The special meeting will be held on April 18th, and time is running out. Please press 1 to vote right now and have your voice heard.

If I’ve reached your voicemail, please call 844-858-7386 today to vote in favor of the proposal. Again, that’s 844-858-7386.

Thank you for your time and for your vote.